CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the use of our report dated February 3, 1997 included in Pioneer Growth Shares' 1996 Annual Report (and to all references to our firm) included in or made a part of the Pioneer Growth Shares Post-Effective Amendment No. 56 to Registration Statement File No. 2-28274 and Amendment No. 27 to Registration Statement File No. 811-1604.




                                                ARTHUR ANDERSEN LLP




Boston, Massachusetts
April  24, 1997